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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 25, 2003





                         STAR MULTI CARE SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)




          NEW YORK                    1-10751                    11-1975534
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(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)               File No.)              Identification No.)




       33 Walt Whitman Road, Suite 302 Huntington Station, New York 11746
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               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code (631) 423-6689



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On October 31, 2002, Matthew Solof ("Solof") purchased 234.5 shares of Star Multi Care Services, Inc. (the "Company") Series B 7% Convertible Preferred Stock, par value $1.00 per share from the Shaar Fund Limited ("Shaar") for a total purchase price of $100,000. Solof paid Shaar $50,000 in cash and with the balance, $50,000, payable over twelve months. Solof pledged the shares that he purchased to secure the loan payable to Shaar. Pursuant to the terms of the Pledge Agreement dated October 31, 2002 between Solof and Shaar Fund Limited securing the loan for the balance of the purchase price, Shaar has the right to collect all dividends issued upon the Preferred Stock or upon common stock issuable upon the conversion of the Preferred Stock into common stock. The purpose of the transaction was to acquire the shares for his own personal investment account. The 234.5 shares of Series B 7% Convertible Preferred Stock (the "Preferred Stock") was convertible, at the option of the holder, into common stock of the Company. On January 25, 2003, Solof provided notice to the Company that he wished to convert all 234.5 shares of the Preferred Stock into common stock. Using the average closing bid price of the common stock of the Company for the previous twenty-eight days, the conversion of the Preferred Stock held by Solof converted into 7,574,722 common stock shares. However, as the Company has only 5 million common stock shares authorized, Solof has only been able to receive 1,900,000 common stock shares of the 7,574,722 common stock shares that should have been issued to him upon the conversion of the Preferred Stock. Solof was issued the initial 1,900,000 common stock shares on March 26, 2003. The balance of the common stock shares owed to Solof will be issued following an increase in the authorized number of the Company's common stock, pending approval by the shareholders at the Company's Annual Meeting of Shareholders.

On January 22, 2003, Solof purchased 84,050 shares the Company's common stock par value $.001 from Jericho Capital Corp. SEP f/b/o Kenneth S. Greene.

Solof directly beneficially owns 47.9% of the voting securities of the Company, which includes options to purchase 30,002 shares of common stock of the Company that are exercisable within 60 days hereof.

On October 31, 2002, Stephen Sternbach, President and Chief Executive Officer of the Company ("Sternbach"), purchased 234.5 shares of Series B 7% Convertible Preferred Stock, par value $1.00 per share from the Shaar Fund Limited ("Shaar") for a total purchase price of $100,000. Sternbach paid Shaar $50,000 in cash and with the balance, $50,000, payable over twelve months. Sternbach pledged the shares that he purchased to secure the loan payable to Shaar. Additionally, the initial cash payment that was paid to Shaar was borrowed from Matthew Solof. Pursuant to the terms of the Pledge Agreement dated October 31, 2002 between Sternbach and Shaar Fund Limited securing the loan for the balance of the purchase price, Shaar has the right to collect all dividends issued upon the Preferred Stock or upon common stock issuable upon the conversion of the Preferred Stock into common stock. The purpose of the transaction was to acquire the shares for his own personal investment account. The 234.5 shares of Series B 7% Convertible Preferred Stock (the "Preferred Stock") was convertible, at the option of the holder, into common stock of the Company. On January 25, 2003, Sternbach provided notice to the Company that he wished to convert all 234.5 shares of the Preferred Stock into common stock. Using the average closing bid price of the common stock of the Company for the previous twenty-eight days, the conversion of the Preferred Stock held by Sternbach converted into 7,574,722 common stock shares. However, as the Company has only 5 million common stock shares authorized, Sternbach has only been able to receive 1,900,000 common stock shares of the 7,574,722 common stock shares that should have been issued to him upon the conversion of the Preferred Stock. Sternbach was issued the initial 1,900,000 common stock shares on March 26, 2003. The balance of the common stock shares owed to Sternbach will be issued following an increase in the authorized number of the Company's common stock, pending approval by the shareholders at the Company's Annual Meeting of Shareholders.

On January 22, 2003, Sternbach purchased 84,050 shares of the Company's common stock par value $.001 from Jericho Capital Corp. SEP f/b/o Kenneth S. Greene

Sternbach beneficially owns 47.8% of the voting securities of the Company which includes: (i) 15,521 shares of common stock owned indirectly by Sternbach through the ownership of his spouse, (iii) options to purchase 115,986 shares of common stock of the Company that are exercisable within 60 days hereof .

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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:   March 31, 2003                     STAR MULTI CARE SERVICES, INC.


                                            By: /s/ Stephen Sternbach
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                                                Stephen Sternbach
                                                Chairman of the Board, President
                                                and Chief Executive Officer






















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